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                                     BYLAWS

                                       OF

                                NETWORK SIX, INC.

                       (RESTATED AS OF DECEMBER 12, 1995)


                                    ARTICLE I

                                  STOCKHOLDERS

SECTION 1. ANNUAL MEETING.

          The annual meeting of the stockholders of the corporation shall be held on the third Wednesday in May in each year at such hour and. place, within or without the State of Rhode Island, as shall be stated in the notice of the meeting, provided, however, that when such day shall be a legal holiday the annual meeting shall be held on the next business day. In the event of the failure to hold said meeting at any time or for any cause, any and all business which might have been transacted at such meeting may be transacted at the next succeeding meeting whether special or annual.

          It shall be the duty of the Secretary to cause notice of each annual meeting to be mailed at least ten (10) days prior to the meeting to each stockholder of record at his address as the same appears on the stock book of the company; nevertheless, the failure to mail such notice or any irregularity in such notice shall not affect the validity of any annual meeting or of any proceedings at any such meeting. Notice of any annual meeting may be waived by any stockholder or by his proxy, and will be waived by attendance at such meeting.


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SECTION 2. SPECIAL MEETINGS.

          Special meetings of the stockholders shall be called by the Secretary at any time by order of the President or at the request of any three (3) directors. If the Secretary fails to call a meeting upon such order, it may be called by any other officer of the corporation. Special meetings may be held within or without the State of Rhode Island. Written notice of such special meeting, stating the date, hour and place thereof, and the purpose or purposes for which the meeting is called, shall be mailed by the Secretary at least ten
(10) days prior to the meeting to each stockholder of record at his address as the same appears on the stock book of the corporation, and the mailing of such notice in Providence, Rhode Island, ten (10) days before the meeting shall be sufficient notice thereof. Notice of any meeting may be waived in writing by any stockholder, or by his proxy, and will be waived by attendance at such meeting. Whenever all the stockholders shall meet in person or by proxy, whether in the same location or by telephone, such meeting shall be valid for all purposes without call or notice and at such meeting any corporate action may be taken.

SECTION 3. QUORUM.

          At any meeting of the stockholders, the holders of a majority of the stock issued and outstanding, present in person or represented by proxy, shall constitute a quorum for all purposes. If the holders of the amount of stock necessary to


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constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these bylaws for an annual meeting or fixed by notice as above provided for a special meeting, a majority in interest of those present in person or by proxy may adjourn from time to time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 4. VOTING.

          Subject to the class voting provisions set forth in the Articles of Incorporation of the corporation which shall be controlling in the event of any conflict with this provision, at each meeting of the stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by his duly authorized attorney, and delivered to the Secretary at the meeting; and he shall have one vote for each share of stock standing registered in his name at the time of the closing of the transfer books for said meeting. Upon demand of any stockholder, the vote upon any question before the meeting shall be by ballot.


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SECTION 5. ORGANIZATION.

          The President shall call meetings of the stockholders to order, and shall act as Chairman of such meetings. The Secretary of the company shall act as Secretary at all meetings of the stockholders; but in the absence of the Secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as Secretary of the meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

SECTION 1. NUMBER AND TERMS OF OFFICE.

          The business and property of the corporation shall be managed and controlled by the Board of Directors. There shall be not less than three (3) nor more than nine (9) directors. Directors need not be stockholders. They shall be elected by the stockholders at their first meeting and thereafter at each annual meeting of the stockholders and shall hold office until the time of the next election and until their successors are elected and qualified; provided, however, that if at the first meeting of the stockholders there are less than three (3) directors elected by said stockholders, the directors then in office may elect an additional director or directors so that there may be three (3) directors and the directors so elected shall hold office for the ensuing year or until their successors are elected and qualified.

          Any or all of the directors may be removed, with or without cause, at any annual or special meeting of the stockholders, and


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in case of any such removals a successor or successors may be chosen at such meeting of the stockholders, and the director or directors so elected shall hold office subject to removal by the stockholders for the unexpired term or terms in respect of which such vacancy occurred.

          In case less than nine (9) directors shall be elected at any annual meeting of the stockholders, the Board of Directors so elected may, by majority vote, add to the Board, provided that the total membership of the Board shall not be more than nine.

SECTION 2. PLACE OF MEETING.

          The directors may hold their meetings, have an office and keep the books of the corporation (except as otherwise may be provided for by law) at the office of the corporation, at Warwick, Rhode Island, or at such other place or places as the Board from time to time may determine.

SECTION 3. MEETINGS.

          Regular meetings of the Board of Directors may be held at such places, either within or without the State of Rhode Island and at such times as the Board may by vote from time to time determine, and if so determined by the Board, no notice thereof need be given.


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SECTION 4. SPECIAL MEETINGS.

          Special meetings of the Board of Directors shall be called at any time by the Secretary by order of the President or at the request of any three (3) directors, by giving at least two (2) days notice of the time and place of holding the same, personally, or by letter or telegram. The mailing of such letter or the sending of such telegram in Providence, Rhode Island, two (2) days before the meeting shall be sufficient notice thereof. If the Secretary fails to call a meeting upon such request, it may be called by any other officer of the corporation. Notice of any meeting may be waived in writing by any director and will be waived by his attendance at such meeting unless otherwise indicated in the notice thereof. Meetings of directors may be held by means of a telephone conference circuit and connection to such circuit shall constitute presence at such meeting. Any and all business may be transacted at a special meeting. Whenever all the directors shall meet, such meeting shall be valid for all purposes without call or notice, and at such meeting any and all business may be transacted.

SECTION 5. QUORUM.

          A majority of the Board of Directors for the time being in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board, there be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall be present.


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SECTION 6. VOTING.
          At each meeting of the directors, every director (including the presiding director) shall be entitled to one (1) vote, and in case the votes of the directors shall be equally divided upon any question before the Board, then the Chairman of the Board shall have a deciding vote in addition to his vote as director.

SECTION 7. ELECTION OF OFFICERS.

          At the first regular meeting of the Board of Directors in each year (at which a quorum shall be present) held next after the annual meeting of stockholders, the Board of Directors shall proceed to the election of the executive officers of the corporation.

SECTION 8. ACTION WITHOUT FORMAL NOTICE.

          Any vote, resolution or other form of action which shall be in writing and signed by all of the directors shall constitute corporate action without any meeting of the Board.

SECTION 9. EXECUTIVE AND OTHER COMMITTEES.

          The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, but no such committee shall have the authority of the


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Board of Directors in reference to amending the articles of incorporation, adopting a plan of merger or consolidation, recommending to the stockholders the sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the stockholders a voluntary dissolution of the corporation or a revocation thereof, or amending the bylaws of the corporation. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

SECTION 10. COMPENSATION OF DIRECTORS.

          Directors' compensation shall be established by resolution of the Board from time to time. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise and receiving compensation therefore.

                                   ARTICLE III

                                    OFFICERS

SECTION 1. OFFICERS.

          The executive officers of the corporation shall consist of a President, one or more Vice Presidents, a Treasurer, and a


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Secretary, all of whom shall be elected by the Board of Directors at their first meeting and thereafter by the Board of Directors. It shall not be necessary for any officer to be either a stockholder or a director. The Board of Directors may appoint such other officers, as it shall deem necessary, who shall have such authority and perform such duties as may be prescribed by the Board of Directors. One person may hold more than one office. Any officer may be removed with or without cause by the directors, and in the event of the removal of any officer who is also a director, that officer will cease to be a director as of the date of his removal as an officer, unless the Board of Directors votes to retain him as a director or unless such removal as a director would be contrary to the provisions of the Articles of Incorporation of the corporation. The executive officers of the corporation shall hold office until the time of the next election and until their respective successors shall be qualified.

SECTION 2. POWERS AND DUTIES OF THE PRESIDENT.

          The President shall preside at all meetings of the stockholders and of the Board of Directors. He shall, with the Treasurer or the Secretary, sign all certificates of stock. He shall have the power to sign all deeds, contracts, checks, bills of exchange, notes and other instruments in the name and on behalf of the corporation. The President shall have the general charge and supervision of the business, property and affairs of


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the corporation, subject to the general control of the Board of Directors, and may appoint and discharge all servants and employees of the corporation. He shall do and perform such other duties as may be assigned to him by the Board of Directors.

SECTION 3. POWERS AND DUTIES OF THE VICE PRESIDENT.

          The Vice President shall in the absence of the President perform the duties of the President and shall perform such other duties as the Board of Directors may prescribe.

SECTION 4. POWERS AND DUTIES OF THE TREASURER.

          The Treasurer shall be the general financial officer of the corporation. The Treasurer shall have charge of the funds of the corporation and shall keep the same in such trust company or trust companies, bank or banks, as the Board of Directors may designate, or, in the absence of such designation, in such trust company or trust companies, bank or banks, as he may select. The Treasurer shall have power in the usual and ordinary course of business of the corporation to incur indebtedness, to make investments of its surplus funds and reinvest the same, make contracts, and do any other act or thing in the usual and ordinary course of its business. The Treasurer shall have custody of the corporation's funds, books and valuable papers. The Treasurer shall have the power to sign all deeds, contracts, checks, notes, bills of exchange, drafts, or other orders for the payment of money by the corporation, or such instruments in


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writing as may be authorized from time to time by the Board of Directors. The
Treasurer shall also have the power to endorse all checks and drafts for collection and deposit for the payment of money to the corporation. The Treasurer shall have the power to countersign all certificates of stock and keep a suitable record of their issue and transfer. The Treasurer shall keep suitable books of account and shall perform all other duties that may be required by the stockholders or directors.

SECTION 5. POWERS AND DUTIES OF THE SECRETARY.

          The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose. The Secretary shall attend to the giving and serving of all notices of the corporation. He shall have charge of the corporate seal, certificate books, transfer books, and such other books and papers as the Board may direct, all of which shall at all reasonable times be open to the examination of any director on application at the office of the corporation during business hours. The Secretary shall have the power, when authorized so to do by the Board of Directors, to sign checks, bills of exchange, notes and other instruments in writing in the name and in behalf of the corporation. The Secretary shall, in general, perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors.


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SECTION 6. INDEMNIFICATION.

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened,


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pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other corporation enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that a court of equity or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court of equity or other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses


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(including attorneys' fees) actually and reasonably incurred by him in connection herewith.

          (d) Any indemnification under subsections (a) or (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

          (f) The indemnification provided by this section shall not be deemed exclusive of but shall be in addition to any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, agreement, vote of


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stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.


                                   ARTICLE IV

                                    VACANCIES

SECTION 1. VACANCIES.

          If the office of any director or of any officer or agent, one or more, becomes vacant by reason of death, resignation, retirement, disqualification or otherwise, including removal from office, the directors then in office, although less than a quorum, by a majority vote may choose a successor or successors


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who shall hold office for the unexpired term in respect of which such vacancy occurred.

                                    ARTICLE V

                                  CAPITAL STOCK

SECTION 1. STOCK CERTIFICATES.

          Every holder of stock in the corporation shall be entitled to a certificate or certificates under the seal of the corporation, signed by either the President or a Vice President and the Treasurer or Secretary, certifying to the number of shares owned by him in the corporation. When such certificates are signed by a transfer agent, or an assistant transfer agent, or by a transfer clerk acting in behalf of the corporation, the signatures of such officers and the seal of the corporation may be facsimiles.

SECTION 2. TRANSFER OF STOCK.

          Transfers of stock shall be made only in the manner prescribed by the laws of the State of Rhode Island and only upon the delivery and surrender of the stock certificate endorsed as by law required to transfer title, or accompanied by a written assignment or power of attorney to sell, assign, or transfer the same, or the shares represented thereby, properly executed. Only persons registered on the books of the corporation as owners of shares or their personal representatives shall be entitled to receive dividends and to vote as such owners. The Board of


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Directors may close the stock transfer books of the corporation for a period of fifty (50) days preceding any meeting of the stockholders or the day appointed for the payment of a dividend upon such stock, or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date preceding the date of any meeting of the stockholders or the date for the payment of any dividend, or the date for the allotment of rights or the date when any change or conversion of or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividends, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, and in such case such stockholders only as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote, at such meeting, or to receive payment of such dividends, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.


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SECTION 3. ISSUE OF NEW CERTIFICATES.

          In the event of the loss or destruction of any certificate of stock issued by this corporation, the owner thereof shall be entitled to have a new certificate for the same number of shares of stock issued in lieu of said certificate so lost or destroyed upon satisfactory proof of ownership, and upon the giving of such bond or security to the corporation to indemnify it against any loss, cost, damage or expense which may accrue to it by reason of the issue of said certificate in lieu of the certificate so lost or destroyed as the Board of Directors may deem necessary.

                                   ARTICLE VI

                   CHECKS, NOTES AND OTHER CORPORATE INSTRUMENTS

SECTION 1. BY WHOM SIGNED.

          All checks, bills of exchange, notes, contracts, leases, deeds and other instruments in writing shall be signed in the name and on behalf of the corporation by the President or the Treasurer, or by such other officer or officers, agent or agents, as the Board of Directors may from time to time designate.

                                   ARTICLE VII

                          DIVIDENDS AND WORKING CAPITAL

SECTION 1. DIVIDENDS.

          Dividends may be declared by the Board of Directors from time to time out of the Surplus, whether Earned Surplus or


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Paid-in Surplus, or net profits of the corporation, and shall be payable at such time or times as the Board shall determine.

SECTION 2. WORKING CAPITAL.

          Before payment of any dividends or making any distribution of profits, there may be set aside out of the net profits of the corporation such sum or sums as the Board may from time to time in its discretion think proper as a working capital or as a reserve fund to meet contingencies; and from time to time the Board may increase, diminish and vary such working capital or such reserve fund in its absolute judgment and discretion.


                                  ARTICLE VIII

                             CORPORATE NAME AND SEAL

SECTION 1. FORM.

\          The seal of the corporation shall be in the following form:

                                   ARTICLE IX

                                   FISCAL YEAR

SECTION 1. DETERMINATION OF.

          The fiscal year of the corporation shall be such as the Board of Directors may from time to time determine.


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                                    ARTICLE X

                               AMENDMENT OF BYLAWS

SECTION 1. METHOD OF AMENDMENT.

          Bylaws of the corporation may be altered, amended or repealed by a vote representing a majority of the outstanding number of shares of the corporation at any annual or special meeting of the stockholders provided that notice of such proposed alteration, amendment or repeal shall have been contained in the notice of such meeting. The Bylaws may also be altered, amended or repealed by a vote of a majority of the Board of Directors, but any such action by the Board of Directors may be changed by the stockholders.

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 1. GENDER DESIGNATION.

          Whenever in these Bylaws a gender designation is used, that gender designation is used for convenience only. All references in these Bylaws are intended to be, and will for all purposes be interpreted to be, gender neutral.

A true copy.



                                      ATTEST:  /s/ James J. Ferry
                                             -----------------------------------
                                                     Secretary